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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                 STATE OF INCORPORATION
---------------------------------------    -------------------------------------
The Canton Oil & Gas Company               Ohio

Ward Lake Drilling, Inc.                   Michigan

As of December 31, 2002 the other subsidiaries included in the registrant's consolidated financial statements, and all other subsidiaries considered in the aggregate as a single subsidiary, did not constitute a significant subsidiary.